Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS SECOND QUARTER

FISCAL 2022 RESULTS

•	Financial Highlights
•	Revenues for the second fiscal quarter increased $131.4 million or 24% to $684.9 million, compared to $553.5 million in the prior year period.
•	Gross Profit increased $18.9 million or 7% to $298.2 million, compared to $279.3 million in the prior year period.
•	Operating Income increased by $20.3 million or 18% to $134.9 million, compared to $114.6 million in the prior year period.
•	Company Highlights
•	Ferrellgas announced the expansion of its partnership with Operation BBQ Relief.
•	Blue Rhino teamed up with International Rhino Foundation to raise awareness of rhino conservation efforts.
•	Blue Rhino home delivery entered Long Island market.
•	The Company celebrated 280 Ferrellgas employees recognized in the areas of: Customer Service, Safety, Innovation and Leadership via the Ferrellgas Flame Awards.

Liberty, MO., March 11, 2022 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its second fiscal quarter ended January 31, 2022.

"At Ferrellgas, we believe in our people. The company continues to perform because of the almost 4,500 outstanding professionals who work so hard each day on behalf of the Ferrellgas customer.  We believe it is important to recognize and invest in our people” said James E. Ferrell, Chief Executive Officer and President. “Our mission is to Fuel Life Simply for our customers, we know that begins with great employees.”

The Company delivered $20.3 million higher operating income in the second fiscal quarter versus the same period last year. Overall gallon performance and the Company’s strategic initiatives contributed to an increase in the second fiscal quarter gross profit of $18.9 million, or 7% higher than the prior year period.  Operating expenses as a percentage of total revenue were approximately 2% lower than the prior year period.  Margin per gallon for the quarter increased by $0.10, or 10% higher than the prior year period. The Company realized cost savings through better utilization of assets as it redeployed existing tanks to locations with higher usage statistics, which also alleviated the need to purchase additional tanks at higher market prices. The savings on providing more propane at each delivery was partially offset by overtime costs.

The Company’s strong performance in the second quarter of fiscal 2022 directly correlates with its strategic initiatives to achieve efficiencies in the right-timed delivery of gallons. This includes using new monitoring technology that allows the Company to provide more gallons at each stop thereby optimizing the use of its labor force and vehicle fleet and its fuel efficiency. While a warmer December 2021 factored into the 3% decline in gallons sold during the second fiscal quarter compared to the prior year period, the recent winter weather favorably impacted the remainder of its quarterly results when coupled with the Company’s strategic initiatives.

Ferrellgas continues to benefit from its position as a technology enabled logistics company with a nationwide footprint. We are focused on continuous improvement by dedicated distribution managers, safety-minded delivery professionals and a committed customer service organization that continues to provide the foundation for the Company to build on. A favorable credit position over the prior year period continues to position Ferrellgas well with suppliers. The Company’s continued emphasis on leadership development, excellence in operational expense management, and implementation of logistics fundamentals continues to increase efficiency and profitability.

For the second fiscal quarter, the Company reported net earnings attributable to Ferrellgas Partners, L.P. of $108.4 million compared to $63.3 million in the prior year period, an increase of $45.1 million or 71%. Adjusted EBITDA, a non-GAAP measure, increased by $10.5 million or 7% to $151.4 million in the second fiscal quarter compared to $140.9 million in the prior year period.

“Our highly tenured supply and operations teams leveraged relationships with valued vendors and supply partners to enable our continued high performance,” Ferrell added. “Our management teams have demonstrated excellence in key areas all while managing a challenging environment. Our success is further strengthened by the incredibly dedicated employees of Ferrellgas. All across our company, I witnessed innovation and collaboration by our hard working distribution managers, delivery professionals, and customer service specialists. I could not be more proud.”

The Company recently announced an expansion of its partnership with Operation BBQ Relief, an organization which has served nearly 10 million meals in the United States and internationally to communities impacted by natural disasters. The Company’s nationwide footprint allows it to help victims and first responders throughout the United States by supplying the necessary propane to fuel industrial-sized smokers in addition to Blue Rhino tanks.

The Company’s tank exchange brand Blue Rhino announced a partnership with the International Rhino Foundation, a global wildlife conservation organization, to raise awareness of rhino conservation efforts around the world. As part of the initiative, Blue Rhino will draw attention to conservation efforts through both marketing campaigns and on tanks sold at retail exchange locations throughout the country.

On Friday, March 11, 2022, the Company will conduct a live teleconference on the Internet at https://edge.media-server.com/mmc/p/bghesqvg to discuss the results of operations for the second fiscal quarter. The live webcast of the teleconference will begin at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). Questions may be submitted via the investor relations e-mail box at InvestorRelations@ferrellgas.com.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 1.1 million Class A Units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on October 15, 2021. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2021, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	January 31, 2022	July 31, 2021

Current assets:
Cash and cash equivalents (including $11,267 and $11,500 of restricted cash at January 31, 2022 and July 31, 2021, respectively)	$199,635	$281,952
Accounts and notes receivable, net	253,885	131,574
Inventories	118,143	88,379
Price risk management asset	93,827	78,001
Prepaid expenses and other current assets	47,526	39,092
Total current assets	713,016	618,998

Property, plant and equipment, net	586,819	582,118
Goodwill, net	251,065	246,946
Intangible assets (net of accumulated amortization of $436,177 and $432,032 at January 31, 2022 and July 31, 2021, respectively)	101,267	100,743
Operating lease right-of-use asset	82,046	87,611
Other assets, net	85,862	93,228
Total assets	$1,820,075	$1,729,644

LIABILITIES, MEZZANINE AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$113,337	$47,913
Broker margin deposit liability	86,596	79,178
Current portion of long-term debt	1,979	1,670
Current operating lease liabilities	26,048	25,363
Other current liabilities	183,315	166,822
Total current liabilities	411,275	320,946

Long-term debt	1,447,926	1,444,890
Operating lease liabilities	55,708	74,349
Other liabilities	55,812	61,189

Contingencies and commitments

Mezzanine equity:
Senior preferred units, net of issue discount and other offering costs (700,000 units outstanding at January 31, 2022 and July 31, 2021)	651,349	651,349

Equity (Deficit):
Limited partner unitholders
Class A (4,857,605 units outstanding at January 31, 2022 and July 31, 2021)	(1,197,371)	(1,214,813)
Class B (1,300,000 units outstanding at January 31, 2022 and July 31, 2021)	383,012	383,012
General partner unitholder (49,496 units outstanding at January 31, 2022 and July 31, 2021)	(71,498)	(72,178)
Accumulated other comprehensive income	91,096	88,866
Total Ferrellgas Partners, L.P. deficit	(794,761)	(815,113)
Noncontrolling interest	(7,234)	(7,966)
Total deficit	(801,995)	(823,079)
Total liabilities, mezzanine and deficit	$1,820,075	$1,729,644

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six Months Ended		Twelve months ended
	January 31,		January 31,		January 31,
	2022	2021	2022	2021	2022	2021
Revenues:
Propane and other gas liquids sales	$657,504	$528,434	$1,030,208	$809,483	$1,889,577	$1,466,642
Other	27,434	25,126	49,236	44,971	89,723	81,591
Total revenues	684,938	553,560	1,079,444	854,454	1,979,300	1,548,233

Cost of sales:
Propane and other gas liquids sales	383,213	270,777	603,751	408,404	1,077,283	709,586
Other	3,557	3,504	7,167	7,171	12,724	13,140

Gross profit	298,168	279,279	468,526	438,879	889,293	825,507

Operating expense - personnel, vehicle, plant & other	128,013	115,247	245,125	224,274	486,667	474,553
Operating expense - equipment lease expense	6,022	6,862	11,712	13,692	25,082	30,060
Depreciation and amortization expense	21,944	21,249	42,239	42,639	84,982	84,106
General and administrative expense	15,784	20,475	28,359	33,555	54,869	55,420
Non-cash employee stock ownership plan compensation charge	751	762	1,660	1,470	3,405	2,916
(Gain) loss on asset sales and disposals	(9,275)	80	(7,865)	893	(6,927)	4,434

Operating income	134,929	114,604	147,296	122,356	241,215	174,018

Interest expense	(25,139)	(52,595)	(50,534)	(106,821)	(117,329)	(206,538)
Loss on extinguishment of debt	—	—	—	—	(104,834)	(37,399)
Other income, net	43	3,508	4,307	3,616	4,937	3,212
Reorganization expense - professional fees	—	(1,200)	—	(1,200)	(9,243)	(1,200)

Earnings (loss) before income tax expense	109,833	64,317	101,069	17,951	14,746	(67,907)

Income tax expense	481	326	577	413	905	631

Net earnings (loss)	109,352	63,991	100,492	17,538	13,841	(68,538)

Net earnings (loss) attributable to noncontrolling interest (a)	947	724	693	333	(342)	(381)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$108,405	$63,267	$99,799	$17,205	$14,183	$(68,157)

Class A unitholders' interest in net earnings (loss)	$13,001	$62,634	$9,354	$17,033	$(99,430)	$(67,475)

Net earnings per unitholders' interest
Basic and diluted net earnings (loss) per Class A Unit	$2.68	$12.89	$1.93	$3.51	$(20.47)	$(13.89)
Weighted average Class A Units outstanding - basic and diluted	4,858	4,858	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six Months Ended		Twelve months ended
	January 31,		January 31,		January 31,
	2022	2021	2022	2021	2022	2021
Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$108,405	$63,267	$99,799	$17,205	$14,183	$(68,157)
Income tax expense	481	326	577	413	905	631
Interest expense	25,139	52,595	50,534	106,821	117,329	206,538
Depreciation and amortization expense	21,944	21,249	42,239	42,639	84,982	84,106
EBITDA	155,969	137,437	193,149	167,078	217,399	223,118
Non-cash employee stock ownership plan compensation charge	751	762	1,660	1,470	3,405	2,916
(Gain) loss on asset sales and disposal	(9,275)	80	(7,865)	893	(6,927)	4,434
Loss on extinguishment of debt	—	—	—	—	104,834	37,399
Other income, net	(43)	(3,508)	(4,307)	(3,616)	(4,937)	(3,212)
Reorganization expense - professional fees	—	1,200	—	1,200	9,243	1,200
Severance expense includes $24, $60 and $84 in operating expense for the three, six and twelve months ended January 31, 2022, respectively. Also includes $257, $156 and $413 in general and administrative expense for the three, six and twelve months ended January 31, 2022, respectively.	281	1,077	497	1,761	497	2,501
Legal fees and settlements related to non-core businesses	2,807	3,628	4,938	6,136	8,931	8,882
Provision for doubtful accounts related to non-core businesses	—	(500)	—	(500)	—	16,825
Lease accounting standard adjustment and other	—	—	—	—	—	107
Net (earnings) loss attributable to noncontrolling interest (a)	947	724	693	333	(342)	(381)
Adjusted EBITDA (b)	151,437	140,900	188,765	174,755	332,103	293,789
Net cash interest expense (c)	(27,620)	(48,243)	(46,739)	(99,959)	(106,933)	(196,306)
Maintenance capital expenditures (d)	(4,060)	(5,282)	(7,639)	(10,459)	(23,348)	(21,802)
Cash paid for income taxes	(407)	(270)	(407)	(305)	(808)	(593)
Proceeds from certain asset sales	2,085	1,737	2,726	2,437	4,877	4,775
Distributable cash flow attributable to equity investors (e)	121,435	88,842	136,706	66,469	205,891	79,863
Less: Distributions accrued or paid to preferred unitholders	17,989	—	33,322	—	57,346	—
Distributable cash flow attributable to general partner and non-controlling interest	(2,437)	(1,904)	(2,742)	(1,329)	(4,126)	(1,597)
Distributable cash flow attributable to Class A and B Unitholders (f)	101,009	86,938	100,642	65,140	144,419	78,266
Less: Distributions paid to Class A and B Unitholders	—	—	49,998	—	49,998	—
Distributable cash flow excess (g)	$101,009	$86,938	$50,644	$65,140	$94,421	$78,266

Propane gallons sales
Retail - Sales to End Users	215,276	218,078	331,101	336,096	627,062	607,948
Wholesale - Sales to Resellers	61,957	67,252	106,012	116,842	217,195	233,336
Total propane gallons sales	277,233	285,330	437,113	452,938	844,257	841,284

(a)	Amounts allocated to the general partner for its 1.0101% interest (excluding the economic interest attributable to the preferred unitholders) in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., plus the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, (gain) loss on asset sales and disposals, loss on extinguishment of debt, other income, net, reorganization expense – professional fees, severance expense, legal fees and settlements related to non-core businesses, provision for doubtful accounts related to non-core businesses, lease accounting standard adjustment and other and net (earnings) loss attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes make it easier to compare its results with other companies that have different financing and capital structures.

Adjusted EBITDA, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of Adjusted EBITDA that will not occur on a continuing basis may have associated cash payments. Adjusted EBITDA should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income, net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment, and may from time to time include the purchase of assets that are typically leased.

(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(f)	Distributable cash flow attributable to Class A and B Unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B Unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B Unitholders. Distributable cash flow attributable to Class A and B Unitholders, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B Unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B Unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(g)	Distributable cash flow excess is calculated as Distributable cash flow attributable to Class A and B Unitholders minus Distributions paid to Class A and B Unitholders. Distributable cash flow excess, if any, is retained to establish reserves, to reduce debt, to fund capital expenditures and for other partnership purposes, and any shortage is funded from previously established reserves, cash on hand or borrowings under our Credit Facility or, previously, under our terminated accounts receivable securitization facility. Management considers Distributable cash flow excess a meaningful measure of the partnership’s ability to effectuate those purposes. Distributable cash flow excess, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow excess that will not occur on a continuing basis may have associated cash payments. Distributable cash flow excess should be viewed in conjunction with measurements that are computed in accordance with GAAP.